SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                         Date of Report: October 6, 2000



                   ROCKY MOUNTAIN FINANCIAL ENTERPRISES, INC.
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)


COLORADO                        001-14873                  841251078
--------                        ---------                  ---------
(State or other                 (Commission                 (IRS Employer
jurisdiction of                 File Number)                Identification No.)
incorporation)



             10200 W. 44th Avenue, Suite 400, Wheat Ridge, CO 80033
           ----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (303) 422-8127

Item 1.  CHANGES IN CONTROL OF REGISTRANT

     The Company announces that Comercis, inc., a Delaware corporation, has subscribed for and purchased 17,862,376 shares of common stock constituting 90% of the issued and outstanding common stock of the Company. Comercis, Inc.
intends to merge into Rocky Mountain Financial Enterprises, Inc. The subscription was for $200,000 in cash and $105,000 in notes payable. The cash has been paid and the notes delivered.


Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

     The Company, as merged with Comercis, Inc., has the following business plan of Comercis.

         History - Comercis, Inc. ("Comercis" or the "Company"), founded in 1998 and based in Dallas, TX area, provides small to medium sized businesses with an array of web services and data hosting needs, enabling them to substantially improve day-to-day operational efficiencies.

         Strategic Focus - The Company has raised approximately $15 million of equity funding to date, which has provided for the growth of its three business units into independent operating companies in areas such as Online Tradeshows, Healthcare, and Online Business Directories, all of which utilize proprietary, web-centric applications and resources.

         In April of 2000, the Board decided to create three wholly-owned subsidiaries from the three existing business units and then combine its new-economy technology companies and applications with established, old-economy companies, therefore, adopting a "bricks and clicks" strategy. The Board believed that such a strategy would provide an increased customer base and positive cash flow for each company sooner than previously expected. A description of each company and its respective business combination is summarized as follows:

         1. Comercis Online Tradeshow Network - eTradeshow.com delivers state-of-the-art innovation to the tradeshow industry. It provides virtual tradeshows and Internet-enabled applications that fulfill a new and vital requirement for associations and tradeshow organizations.

         2. Comercis Directory Network - NetCities.com is our website design and hosting subsidiary that contracts with business telephone directories ("yellow pages") to provide automated website design platforms, maintenance, customer support, and hosting services for its business customers' internet needs on a high volume basis. NetCities.com allows local community constituents to be connected and interact through a Private Intranet Network.

         3. Comercis Healthcare Network - CHI has developed a unique approach to targeting the B2B healthcare community. The first critical element of CHI's product line is its proprietary, interactive Patient Quality Management and Outcomes software. Harnessing the power of its extensive database, developed by physicians over a seven-year period, with over 500,000 patient encounters and procedures, the software provides quantitative outcomes in patient management and helps to standardize treatment protocols and provides guidelines to optimize outcomes. In other words, the database has allowed for development and refinement of treatment protocols to reduce the variance of treatment patterns, thereby increasing predictability and optimization capability.

Item 3.  BANKRUPTCY OR RECEIVERSHIP

         None.

Item 4.  CHANGES IN ACCOUNTANTS

         None.

Item 5.  OTHER EVENTS

         None.

Item 6. APPOINTMENT AND RESIGNATION OF BOARD OF DIRECTORS

         The Board has appointed Chris Meaux as a director. The Board, after compliance with Section 14f of the Securities & Exchange Act of 1934, will appoint as Directors:

         Chris Meaux
         Robert W. Gallagher
         Kenneth F. Reimer
         August J. Rantz
         Randall P. Stern

         Business Experience

         The following is a brief account of the business experience during at least the past five years of the persons designated to be new directors and officers of the Registrant, indicating the principal occupation and employment during that period by each, and the name and principal business of the organizations by which they were employed.

         Chris Meaux, age 32, is Chairman of the Board, President and Chief Executive Officer of Comercis. Mr. Meaux co-founded Comercis and has served as its Chairman and Chief Executive Officer since October 1998. He brings to the Corporation more than 14 years of high-technology industry experience with specific focus on developing new market segments such as Internet commerce. From 1995 to 1998, Mr. Meaux was Director of e-commerce at Network Associates, Inc. where he successfully developed and executed Network Associates, Inc.'s Internet commerce model. Before that, he was Director of European Distribution and Retail Sales (he grew the business from 400K to $100 million) for Network Associates. Prior to NAI, Mr. Meaux was Regional Manager for OCLI, a computer accessories manufacturer, and Regional manager for Hyundai Electronics America.

     Dr. Robert W. Gallagher, age 36, co-founded Comercis and is Executive Vice President for and a member of the board of directors of Comercis, Inc. Dr. Gallagher was a successful orthodontist in the Dallas-Fort Worth area. In January 1997, Dr. Gallagher co-founded Orthosolutions, Inc., an orthodontics software company, and served as its Vice President until March of 1998. Dr. Gallagher attended the University of Texas at Arlington as a mechanical engineering major. He then attended Dental School at the University of Texas at San Antonio where he received his D.D.S. and Baylor Collect of Dentistry in Dallas where he received his M.S. in Orthodontics.

     Kenneth F. Reimer, age 60, is currently Chairman for two entrepreneurial start-up ventures. He also provides strategic direction, finance, and policy/governance advisory services to CEOs and/or Boards of Directors and Entrepreneurs, Mr. Reimer served as President and CEO of Furrs/Bishops, Inc. ($220 Mil) and Tony Roma Corp., which he led from insolvency and $35 Mil sales to $265 Mil sales and substantial profitability. He was E.V.P. and Chief Operating Officer of Lehndorff Group ($1.3 Bil Assets) and of Reserve Life Insurance Company ($210 Mil). He served as E.V.P. and Chief Financial Officer of Austin Industries (growth from $125 Mil to $430 Mil) and H.S. Miller Companies. Mr. Reimer has a B.S. in Commerce-Accounting from St. Edward's University (valedictorian, magna cum laude), MBA - Finance from Texas Tech University and Ph.D. - Management from Johnson & Wales University, Providence, RI.

     August J. Rantz, III, age 50, has served as a Director of Comercis since February 1999. Mr. Rantz founded Quality Medical Management and serves as the Chief Executive Officer. Mr. Rantz was Chief Executive Officer of Phoenix Medical Management, Inc., a medical management services organization. From 1991 to 1993, Mr. Rantz was with the Pain Medicine Group, and in 1988, Mr. Rantz was Director of Anesthesia for Gary Hall Eye Surgery Institute.

     Randall P. Stern, age 47, has been a Managing Director in the corporate Finance Department of Burnham Securities, Inc., a New York based investment banking firm, since 1995. Mr. Stern has been involved in a number of early stage and venture capital raising efforts as well as advisory assignments, particularly in the healthcare and information technology industries. Mr. Stern has also served as Executive Chairman of the Board of Dental Partners, Inc., a dental practice management company with annualized patient revenues of $30 million. Prior to Burnham, Mr. Stern was President of Boone Capital Corp. and headed up acquisition and investment groups for four leveraged acquisitions. From 1980 to 1988, Mr. Stern was a senior manager with DnC America Banking Corporation, responsible for U.S. Loan activities. Mr. Stern received his B.A. from Middlebury College (1975) and his M.B.A. from New York University (1978).

Item 7.  FINANCIAL STATEMENTS PRO FORMA FINANCIAL & EXHIBITS

         Financial Statements:  None

         Exhibits:

                           10.1     Agreement

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 6, 2000          ROCKY MOUNTAIN FINANCIAL ENTERPRISES, INC.

                                     /s/ Chris Meaux
                                By: --------------------------------------------
                                        Chris Meaux, President